Exhibit (g)(23)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX A

DATED AS OF August 24, 2005

The following is a list of the Funds and their respective Portfolies for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001.

FUND	PORTFOLIO	EFFECTIVE AS OF:
Fidelity Advisor Series I	Fidelity Advisor Growth
	Opportunities Fund	October 1, 2001

Fidelity Advisor Series II	Fidelity Advisor Value Fund	December 21, 2003

Fidelity Capital Trust	Fidelity Value Fund	October 1, 2001

Fidelity Commonwealth Trust	Spartan 500 Index Fund Fidelity Strategic Real Return Fund (1)	January 13, 2003 August 30, 2005

Fidelity Concord Street Trust	Spartan Extended Market Index Fund	January 13, 2003
	Spartan Total Market Index Fund	January 13, 2003
	Spartan International Market Index Fund	January 13, 2003
	Spartan U.S. Equity Index Fund	January 13, 2003

Fidelity Investment Trust	Fidelity International Small Cap Fund	September 4, 2002

Fidelity Securities Fund	Fidelity International Real Estate Fund	September 2, 2004

Variable Insurance Products Fund	Growth Portfolio	October 1, 2001

Variable Insurance Products Fund II	Index 500 Portfolio	January 13, 2003

Variable Insurance Products Fund III	Growth Opportunities Portfolio	October 1, 2001
	Value Strategies Portfolio	January 27, 2002

Variable Insurance Products Fund IV	Freedom 2005 Portfolio	April 21, 2005
	Freedom 2010 Portfolio	April 21, 2005
	Freedom 2015 Portfolio	April 21, 2005
Variable Insurance Products Fund IV	Freedom 2020 Portfolio	April 21, 2005
	Freedom 2025 Portfolio	April 21, 2005
	Freedom 2030 Portfolio	April 21, 2005
	Freedom Lifetime Income I Portfolio	July 12, 2005
	Freedom Lifetime Income II Portfolio	July 12, 2005
	Freedom Lifetime Income III Portfolio	July 12, 2005
	Freedom Income Portfolio	April 21, 2005
	Real Estate Portfolio	August 25, 2002
	Growth Stock Portfolio	November 20, 2002
	Strategic Income Portfolio	December 21, 2003

(1) The addition of Fidelity Commonwealth Trust: Fidelity Strategic Real Return Fund effective 8/30/2005.

IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first set forth opposite each such Portfolio.

\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\
Each of the Investment Companies Listed on	\\\\\\\\\\\\\\\\\\\	Mellon Bank, N.A.
Appendix "A" on Behalf
of each of Their Respective Portfolios

By: /s/John Costello Name: John Costello Title: Assistant Treasurer		By: /s/Christopher Healy Name: Christopher Healy Title: First Vice President